ESSEX RENTAL CORP. REPORTS 2014 SECOND QUARTER RESULTS

New Operating Initiatives Beginning to Drive Crawler Crane Utilization

BUFFALO GROVE, IL - August 6, 2014 - Essex Rental Corp. (Nasdaq: ESSX) ("Essex") today announced its consolidated results for the three months ended June 30, 2014.
Second Quarter 2014 Highlights

•
Crawler cranes on rent at June 30, 2014 increased by 4.7% and 29.1% compared to crawler cranes on rent at June 30, 2013 and December 31, 2013, respectively. Crawler crane rental momentum accelerated throughout the second quarter evidenced by a 26.7% increase in the number of cranes on rent from March 31, 2014 to June 30, 2014;

•	Expected revenue from signed crawler crane leases increased by 50.0% year to date through July 2014 as compared to the same period in the prior year;

•	Crawler crane rental backlog as of June 30, 2014 increased by 69.2% and 50.8% compared to the backlog as of June 30, 2013 and March 31, 2014, respectively;

•	Hydraulic crawler crane utilization for the month of June, 2014 was 76.6% - the highest monthly hydraulic crawler crane utilization level since 2008;

•	Average duration of signed leases received in the first half of 2014 increased by 26.7% as compared to the same period in 2013, while average rental rates were relatively consistent;

•
Rough terrain crane utilization increased to 68.2% for the three month period ended June 30, 2014, compared to 58.2% for the three month period ended March 31, 2014 and 60.3% for the three month period ended June 30, 2013;

•
City and other tower crane utilization increased to 46.0% for the three month period ended June 30, 2014 compared to 39.1% for the three month period ended March 31, 2014 and 42.4% for the three month period ended June 30, 2013;

•	Equipment rental revenue increased sequentially by $1.5 million or 13.3% and on a year over year basis by $300,000 or 2.7% to $12.5 million; and

•
Adjusted EBITDA before non-cash compensation and non-recurring expenses increased sequentially by $1.1 million or 30.9% to $4.5 million for the three month period ended June 30, 2014 compared to $3.4 million for the three month period ended March 31, 2014.

CEO Comments

Nick Matthews, President and CEO of Essex stated, “The strategic initiatives that we previously announced have been the primary focus of our management team in the second quarter of 2014. Although we are still in the early stages of implementation, it is encouraging that these initiatives are beginning to directly contribute to the improvement in our utilization and revenues.”

“Strong hydraulic crawler crane order intake throughout the first half of 2014 has resulted in a 29.1% increase in units on rent at June 30, 2014 as compared to year end 2013, and also a 69.2% increase in backlog as compared to prior year. Hydraulic and traditional crawler crane utilization has grown each month throughout the second quarter and hydraulic crawler crane utilization for the month of June was at its highest level since 2008. Rough terrain cranes continued to increase utilization sequentially for the third consecutive quarter and are also approaching prior peak levels, while city tower cranes also showed year over year and sequential improvements.”

Mr. Matthews continued, “We believe that our success depends on our customer’s success and we are fully committed to an aggressive campaign of continuous quality improvement. We remain focused on increasing utilization in all asset classes and striving to create a more customer centric, service oriented culture. We continue to analyze potential opportunities to sell rental fleet assets that were underutilized even during historic peak demand periods. The positive response from customers and the increase in utilization that we experienced is early validation that the strategic initiatives the new management team has initiated are being well received.”

Second Quarter 2014 Overview

Equipment rentals segment revenues were $16.4 million for the three month period ended June 30, 2014 versus $18.9 million for the three month period ended June 30, 2013. Equipment rentals segment revenues include rental, transportation and used rental equipment sales. The $2.5 million decrease is driven by a $3.1 million decrease in used rental equipment sales partially offset by a $300,000 increase in both equipment rental and transportation revenues.

Equipment distribution revenue, which includes the retail distribution of new and used equipment, but excludes the proceeds received from the sale of used rental equipment, increased by 236.5% to $2.9 million for the three month period ended June 30, 2014 compared to $900,000 for the three month period ended June 30, 2013.

Parts and service revenue equaled $5.2 million for the three month period ended June 30, 2014 compared to $5.4 million for the three month period ended June 30, 2013. Parts and service segment revenues include retail parts sales, billable service work done on our own equipment and servicing customer owned equipment.

Total gross profit decreased 17.1% to $5.3 million for the three month period ended June 30, 2014 from $6.4 million for the three month period ended June 30, 2013. The decline in gross profit is primarily due to increased equipment rental costs related to an increase in rental start activity during the quarter and a decline in used rental equipment sales. Gross profit margin decreased by approximately 3.7 percentage points to 21.5% for the three month period ended June 30, 2014 from 25.2% for the three month period ended June 30, 2013.

EBITDA before non-cash compensation and non-recurring expenses decreased to $4.5 million for the three month period ended June 30, 2014 compared to $5.5 million for the three month period ended June 30, 2013. Non-cash compensation and non-recurring expenses equaled $400,000, including approximately $200,000 of severance related costs, for the three month period ended June 30, 2014 and $800,000 for the three month period ended June 30, 2013, including approximately $300,000 of severance related costs.

Conference Call

Essex’s management team will conduct a conference call to discuss the operating results at 9:00 a.m. ET on Thursday, August 7, 2014. Interested parties may participate in the call by dialing (877) 407-8291 (Domestic) and (201) 689-8345 (International). Please dial in 10 minutes before the call is scheduled to begin, and ask for the Essex Rental Corp. call.

The conference call will be webcast live via the Investor Relations section ("Events and Presentations") of the Essex Rental Corp. website at www.essexrentalcorp.com. To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the website.
About Essex Rental Corp.

Essex, through its subsidiaries, is one of North America's largest providers of rental and distribution for mobile cranes (including lattice-boom crawler cranes, truck cranes and rough terrain cranes), self-erecting cranes, stationary tower cranes, elevators and hoists, and other lifting equipment used in a wide array of construction projects. In addition, the Company provides product support including installation, maintenance, repair, and parts and services for equipment provided and other equipment used by its construction industry customers. With a large fleet, consisting primarily of cranes, as well as other construction equipment and unparalleled customer service and support, Essex supplies a wide variety of innovative lifting solutions for construction projects related to power generation, petro-chemical, refineries, water treatment and purification, bridges, highways, hospitals, shipbuilding, offshore oil fabrication and industrial plants, and commercial and residential construction.

Some of the statements in this press release and other written and oral statements made from time to time by Essex and its representatives are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent and belief or current expectations of Essex and its management team and may be identified by the use of words like "anticipate", "believe", "estimate", "expect", "intend", "may", "plan", "will", "should", "seek", the negative of these terms or other comparable terminology. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from Essex's expectations include, without limitation, the continued ability of Essex to successfully execute its business plan, the possibility of a change in demand for the products and services that Essex provides, intense competition which may require us to lower prices or offer more favorable terms of sale, our reliance on third party suppliers, our indebtedness which could limit our operational and financial flexibility, global economic factors including interest rates, general economic conditions, geopolitical events and regulatory changes, our dependence on our management team and key personnel, as well as other relevant risks detailed in our Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission and available on our website, www.essexrentalcorp.com. The factors listed here are not exhaustive. Many of these uncertainties and risks are difficult to predict and beyond management's control. Forward-looking statements are not guarantees of future performance, results or events. Essex assumes no obligation to update or supplement forward-looking information in this press release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results or financial conditions, or otherwise.

This press release includes references to adjusted EBITDA, an unaudited financial measure of performance which is not calculated in accordance with generally accepted accounting principles, or GAAP. Adjusted EBITDA represents the sum of net income, tax benefit, foreign currency exchange gains and losses, interest expense, other income, depreciation and amortization. Adjusted EBITDA is used internally when evaluating our operating performance and, we believe, allows investors to make a more meaningful comparison between our core business operating results over different periods of time, as well as with those of other similar companies. Management believes that adjusted EBITDA, when viewed with the Company's results under GAAP and the accompanying reconciliation, provides useful information about operating performance and period-over-period growth, and provides additional information that is useful for evaluating the operating performance of our core business without regard to potential distortions. Additionally, management believes that adjusted EBITDA permits investors to gain an understanding of the factors and trends affecting our ongoing cash earnings. However, adjusted EBITDA is not a measure of financial performance or liquidity under GAAP and, accordingly, should not be considered as an alternative to net income or cash flow from operating activities as indicators of operating performance or liquidity. Adjusted EBITDA has been presented as a supplemental disclosure because adjusted EBITDA is a widely used measure of performance and basis for valuation. A reconciliation of adjusted EBITDA to net loss is included in the financial tables accompanying this release.

CONTACT:
Essex Rental Corp.
Kory Glen
Chief Financial Officer
(847) 215-6522 / kglen@essexrental.com
OR
Patrick Merola
Manager of Investor Relations
(847) 215-6514 / pmerola@essexrental.com

Essex Rental Corp. and Subsidiaries Consolidated Statements of Operations (Unaudited) (Amounts in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
REVENUES
Equipment rentals	$12,518	$12,192	$23,562	$23,645
Retail equipment sales	2,877	855	4,178	4,565
Used rental equipment sales	1,746	4,858	4,065	8,657
Retail parts sales	2,375	2,173	4,542	3,951
Transportation	2,192	1,878	3,965	3,071
Equipment repairs and maintenance	2,801	3,257	5,283	6,390
TOTAL REVENUES	24,509	25,213	45,595	50,279

COST OF REVENUES
Salaries, payroll taxes and benefits	2,834	2,750	5,378	5,501
Depreciation	4,613	4,658	9,217	9,329
Retail equipment sales	2,542	678	3,692	3,808
Used rental equipment sales	1,260	4,008	3,179	6,610
Retail parts sales	1,854	1,630	3,596	2,981
Transportation	2,048	1,810	3,824	2,941
Equipment repairs and maintenance	3,275	2,598	5,652	5,479
Yard operating expenses	810	718	1,602	1,542
TOTAL COST OF REVENUES	19,236	18,850	36,140	38,191

GROSS PROFIT	5,273	6,363	9,455	12,088

Selling, general and administrative expenses	5,828	6,313	11,747	12,394
Other depreciation and amortization	255	258	513	542
LOSS FROM OPERATIONS	(810)	(208)	(2,805)	(848)

OTHER INCOME (EXPENSES)
Other income (expense)	(9)	1	2	6
Interest expense	(3,602)	(2,985)	(6,574)	(5,500)
Foreign currency exchange gains (losses)	99	(213)	(53)	(332)
TOTAL OTHER INCOME (EXPENSES)	(3,512)	(3,197)	(6,625)	(5,826)

LOSS BEFORE INCOME TAXES	(4,322)	(3,405)	(9,430)	(6,674)

BENEFIT FOR INCOME TAXES	(1,581)	(1,473)	(3,520)	(2,579)

NET LOSS	$(2,741)	$(1,932)	$(5,910)	$(4,095)

Weighted average shares outstanding:
Basic	24,801,387	24,653,513	24,795,396	24,632,629
Diluted	24,801,387	24,653,513	24,795,396	24,632,629

Loss per share:
Basic	$(0.11)	$(0.08)	$(0.24)	$(0.17)
Diluted	$(0.11)	$(0.08)	$(0.24)	$(0.17)

Essex Rental Corp. and Subsidiaries Utilization Statistics (Unaudited)

	Three Months Ended
	June 30, 2014	March 31, 2014	June 30, 2013
Utilization Statistics - "Days" Utilization
Crawler Cranes - Hydraulic	65.0%	57.5%	67.6%
Crawler Cranes - Traditional	25.9%	27.5%	30.5%
Rough Terrain Cranes	68.2%	58.2%	60.3%
Boom Trucks	45.3%	46.1%	60.4%
Self-Erecting Tower Cranes	31.3%	44.1%	43.3%
City & Other Tower Cranes	46.0%	39.1%	42.4%

(See definitions in the quarterly and annual reports filed with the SEC)
Essex Rental Corp. and Subsidiaries Segment Revenues and Gross Profit (Unaudited) (Amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Segment revenues
Equipment rentals	$16,456	$18,928	$31,592	$35,373
Equipment distribution	2,877	855	4,178	4,565
Parts and service	5,176	5,430	9,825	10,341
Total revenues	$24,509	$25,213	$45,595	$50,279
Segment gross profit
Equipment rentals	$3,812	$4,732	$6,675	$8,750
Equipment distribution	163	29	174	439
Parts and service	1,298	1,602	2,606	2,899
Total gross profit	$5,273	$6,363	$9,455	$12,088

Essex Rental Corp. and Subsidiaries Reconciliation of Net Loss to Adjusted EBITDA (Unaudited) (Amounts in thousands)

	Three Months Ended June,		Six Months Ended June 30,
	2014	2013	2014	2013
Net loss	$(2,741)	$(1,932)	$(5,910)	$(4,095)
Benefit for income taxes	(1,581)	(1,473)	(3,520)	(2,579)
Foreign currency exchange (gains) losses	(99)	213	53	332
Interest expense	3,602	2,985	6,574	5,500
Other (income) expense	9	(1)	(2)	(6)
Loss from operations	(810)	(208)	(2,805)	(848)

Depreciation	4,613	4,658	9,217	9,329
Other depreciation and amortization	255	258	513	542
Adjusted EBITDA (1)	$4,058	$4,708	$6,925	$9,023

(1) Includes non-cash stock compensation and non-recurring expenses of $0.4 million and $0.8 million for the three months ended June 30, 2014 and 2013, respectively, and $1.0 million and $0.9 million for the six months ended June 30, 2014 and 2013, respectively.

Essex Rental Corp. and Subsidiaries Consolidated Balance Sheets (Amounts in thousands, except share data)

	June 30, 2014	December 31, 2013
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$936	$1,349
Accounts receivable, net of allowances	16,395	14,059
Other receivables	2,236	2,412
Deferred tax assets	3,020	2,878
Inventory
Retail equipment	7,513	3,416
Retail spare parts, net	1,602	1,598
Prepaid expenses and other assets	1,583	1,791
TOTAL CURRENT ASSETS	33,285	27,503

Rental equipment, net	277,849	287,860
Property and equipment, net	4,807	5,205
Spare parts inventory, net	3,466	3,248
Identifiable finite lived intangibles, net	902	1,069
Goodwill	1,796	1,796
Loan acquisition costs, net	6,030	6,095

TOTAL ASSETS	$328,135	$332,776

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$9,106	$5,703
Accrued employee compensation and benefits	1,997	2,012
Accrued taxes	3,683	3,909
Accrued interest	984	655
Accrued other expenses	715	1,007
Unearned rental revenue	2,136	1,668
Customer deposits	212	293
Term loan - short-term	2,000	2,000
Purchase money security interest debt - short-term	966	959
Capital lease obligation	20	—
TOTAL CURRENT LIABILITIES	21,819	18,206

LONG-TERM LIABILITIES
Revolving credit facilities	139,110	165,482
Term loans	65,500	36,500
Promissory notes	1,655	3,655
Purchase money security interest debt	2,011	1,975
Deferred tax liabilities	37,433	40,869
Capital lease obligation	104	—
TOTAL LONG-TERM LIABILITIES	245,813	248,481

TOTAL LIABILITIES	267,632	266,687

Commitments and contingencies

STOCKHOLDERS' EQUITY
Preferred stock, $.0001 par value, Authorized 1,000,000 shares, none issued	—	—
Common stock, $.0001 par value, Authorized 40,000,000 shares; issued and outstanding 24,813,619 shares at June 30, 2014 and 24,743,513 shares at December 31, 2013	2	2
Paid in capital	126,280	125,952
Accumulated deficit	(65,786)	(59,876)
Accumulated other comprehensive income	7	11
TOTAL STOCKHOLDERS' EQUITY	60,503	66,089

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$328,135	$332,776